                                                                    EXHIBIT 99.1

July 9, 1999

Women.com Networks, Inc.
1820 Gateway Drive, Suite 100
San Mateo, CA 94404

To the Board of Directors:

The undersigned hereby consents to being named as a potential director of Women.com Networks, Inc. ("Women.com") in Women.com's Registration Statement on Form S-1 (No. 333-78363) filed with the Securities and Exchange Commission.

Your truly,

/s/ DAVID GALLOWAY
-------------------------
    David Galloway